        As filed with the Securities and Exchange Commission on June 18, 1998
                                                     Registration No. 333-51055

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                            _____________________________

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                      FORM SB-2

                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                            ______________________________

                                SCHEID VINEYARDS INC.
                    (Name of small business issuer in its charter)

     Delaware                          0172                    77-0461833
(State or other                 (Primary Standard           (I.R.S. Employer
jurisdiction of             Industrial Classification    Identification Number)
incorporation or                   Code Number)
organization)

                            ______________________________
                                13470 Washington Blvd.
                           Marina del Rey, California 90292
                                    (310) 301-1555
             (Address and telephone number of principal executive offices and principal place of business)
                            ______________________________
                                   Alfred G. Scheid
                         Chairman and Chief Executive Officer
                                Scheid Vineyards Inc.
                                13470 Washington Blvd.
                           Marina del Rey, California 90292
                                    (310) 301-1555
              (Name, address and telephone number of agent for service)
                            ______________________________
                                      Copies to:
     Gordon R. Kanofsky, Esq.                       Brian W. Copple, Esq.
      Deborah L. Gunny, Esq.                       Monica J. Burick, Esq.
 Sanders, Barnet, Goldman, Simons & Mosk,       Gibson, Dunn & Crutcher LLP
     A Professional Corporation                        Jamboree Center
  1901 Avenue of the Stars, Suite 850                   4 Park Plaza
   Los Angeles, California 90067                Irvine, California 92614-8557
        (310) 553-8011                                  (714) 451-3800
                            ______________________________

     Pursuant to a Termination Agreement dated as of June 17, 1998, the Selling Stockholders (other than Alfred G. Scheid individually and as Trustee of the Alfred G. Scheid Revocable Trust dated October 8, 1992) and Cruttenden Roth Incorporated as representative of the several Underwriters agreed (1) to terminate the option to purchase up to 150,000 shares of the Class A Common Stock which had been granted by such Selling Stockholders to the Underwriters to cover overallotments, if any, and (2) to remove such shares from registration with the Securities and Exchange Commission.

     The Selling Stockholders (other than Alfred G. Scheid individually or as Trustee of the Alfred G. Scheid Revocable Trust dated October 8, 1992) hereby remove from registration the 150,000 shares of Class A Common Stock covered by the overallotment option.

                                      SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has authorized this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on June 18, 1998.

                                   SCHEID VINEYARDS INC.


                                   By:/s/ALFRED G. SCHEID
                                      ----------------------------------------
                                                  Alfred G. Scheid
                                              CHIEF EXECUTIVE OFFICER
                                            PRINCIPAL EXECUTIVE OFFICER


     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 was signed by the following persons in the capacities and on the dates stated.


          SIGNATURE                     TITLE                                     DATE

/s/ALFRED G. SCHEID           Chairman of the Board and Chief                     June 17, 1998
------------------------        Executive Officer (Principal
Alfred G. Scheid                Executive Officer)



/s/HEIDI M. SCHEID            Vice President Finance, Chief                       June 17, 1998
------------------------        Financial Officer, Treasurer and Director
Heidi M. Scheid                 (Principal Financial and Accounting
                                Officer



/s/SCOTT D. SCHEID            Vice President, Chief Operating                     June 17, 1998
------------------------        Officer and Director
Scott D. Scheid



/s/JOHN L. CRARY                      Director                                    June 17, 1998
------------------------
John L. Crary



/s/ROBERT P. HARTZELL                 Director                                    June 17, 1998
------------------------
Robert P. Hartzell

